Exhibit 10.19

MASTER SERVICES AGREEMENT

This Master Services Agreement (“Agreement”) is made this 12th day of December, 2014 (the “Effective Date”) between Spector Group II, LLP, a New York limited liability partnership (hereinafter referred to as “Spector”), whose principal address is 220 Crossways Park Drive West, Woodbury NY 11797 and Advanced Cannabis Solutions, Inc., a Colorado corporation (hereinafter referred to as “Client”), whose principal address is 6565 East Evans Avenue, Denver, Colorado, 80224.  Each of Spector and Client is a “Party” to this Agreement and both of them, collectively, are herein referred to as “Parties.”

1.

SERVICES

1.1.

STATEMENTS OF WORK.  From time to time, Spector and Client may execute statements of work, substantially in the form attached hereto as Exhibit A, that describe the specific services to be performed by Spector, including any work product to be delivered by Spector, and the fees and compensation to be paid by Client for such work (as executed by the parties, a “Statement of Work” or “SOW”).  Each Statement of Work will expressly refer to this Agreement, will form a part of this Agreement, and will incorporate by reference the provisions of this Agreement.

1.2.

CHANGES TO STATEMENT OF WORK.  Client may submit to Spector written requests to change the scope of Services described in a Statement of Work (each such request, a “Change Order Request”).  Spector may, at its discretion, consider such Change Order Requests, but Spector has no obligation to do so.  If Spector elects to consider such a Change Order Request, then Spector will promptly notify Client if it believes that the Change Order Request require an adjustment to the fees or to the schedule for the performance of the Services.  In such event, the parties will negotiate in good faith a reasonable and equitable adjustment to the fees and/or schedule, as applicable.  Spector will continue to perform Services pursuant to the existing Statement of Work and will have no obligation to perform any Change Order Request unless and until the parties have agreed in writing to such an equitable adjustment.

1.3.

DESIGNATED CONTACTS.  Each party will designate in each Statement of Work an individual who will be the primary point of contact (the “Primary Contact”) between the parties for all matters relating to the Services to be performed thereunder.  A party may designate a new Primary Contact by written notice to the other party.

1.4.

STANDARD OF PERFORMANCE. Spector warrants that

(i)

the Services shall be performed in a professional and workmanlike manner in accordance with applicable industry standards; and

(ii)

it has the authority to enter into this Agreement.

2.

CLIENT RESPONSIBILITIES

Client agrees to provide Spector with any and all documents, including but not limited to, requirements documents, technical specifications, calculations, reports and other technical information regarding the details of the Services to be performed, if any, which are available to Client and which relate to the Services.  Client shall be responsible for, and Spector may rely upon, the accuracy and completeness of all requirements, programs, instructions, reports, data, surveys, elevations, documents and other information (including the work of any local architect of record) furnished by Client to Spector under the Agreement.  Spector may use such requirements, reports, data, documents and information (including the work of any local architect of record) in performing or furnishing Services under the Agreement.  Client shall make decisions and carry out its other responsibilities in a timely manner under the Agreement so as not to delay Spector’s Services.  Client will also provide Spector with (a) access to and the cooperation of any local architect of record and all its information, documents and records related to the applicable SOW as required by Spector to perform the Services, (b) timely and accurate answers to questions posed by Spector that pertain to Spector’s performance of the Services, and (c) prompt, complete, accurate and appropriate performance of any Client obligations relating to any review and revision processes contemplated by any applicable SOW.

3.

COMPENSATION

3.1.

COMPENSATION.  The compensation (excluding reimbursement for expenses as herein provided) to be paid or otherwise conveyed to Spector under this Agreement shall be as set forth in each applicable SOW.

3.2.

TRAVEL AND EXPENSES.  Client will reimburse Spector for travel, subsistence or other expenses incurred in connection with the Services. Such expenses shall be limited to reasonable out-of-pocket expenses necessarily and actually incurred by Spector in the performance of the Services and will conform to a general budget guideline agreed upon by the Parties.

4.

INVOICING AND PAYMENT TERMS

4.1.

INVOICES.  Invoices will be prepared in accordance with Spector’s standard invoicing practices and be submitted to Client by Spector on a monthly basis. All invoices shall be sent electronically to the  Client email address specified by Client in writing.

MASTER SERVICES AGREEMENT

4.2.

DISCREPANCIES.  Client has five (5) business days to notify Spector of any discrepancies. In the event of a disputed or contested invoice, only that portion so contested may be withheld from payment, and the undisputed portion shall be paid.

4.3.

PAYMENT TERMS.  Client will pay Spector’s invoices on a Net-20 days basis from the date of the invoice.

4.4.

LATE FEES.  Any payment received more than twenty (20) days after the invoice date will be automatically assessed a late fee of 1.5%, or the maximum amount allowed by law, of any unpaid amount. An additional 1.5% of the total unpaid amount plus accrued late fees will be accrued monthly for continued non-payment. Any attorney fees, court costs, or other costs incurred in collection of delinquent accounts shall be paid by Client. In addition, Spector may, after giving five (5) days’ written notice to Client, suspend the Services until Spector has been paid in full all amounts due. Payments will be credited first to interest and then to principal.

4.5.

TAXES.  All amounts payable pursuant to this Agreement are exclusive of taxes. Client is responsible for paying any and all current and future applicable taxes, however designated, incurred as a result of or otherwise in connection with this Agreement or the Services, including without limitation state and local privilege, excise, sales, services, withholding, and use taxes and any taxes or other amounts in lieu thereof paid or payable by Client (other than taxes based on Spector’s net income).

5.

TERM AND TERMINATION

5.1.

TERM.  The initial term of this Agreement shall be for three (3) years from the Effective Date; provided, however, that the term of this Agreement will be extended for the duration of any outstanding SOW if any SOW remains outstanding on the last day of the initial term.

5.2.

TERMINATION FOR CAUSE.  Neither party may terminate this Agreement except in one of the following ways:

a.

Either party may terminate this Agreement immediately if the other party:

i.

voluntarily files a petition for bankruptcy or is the subject of an involuntary petition for bankruptcy that is not stayed or dismissed within thirty (30) days after filing;

ii.

makes an assignment for the benefit of creditors;

iii.

has a receiver imposed or appointed over all or substantially all of its assets, which appointment is not stayed or dismissed within thirty (30) days;

iv.

assigns or transfers, either voluntarily or by operation of law, any or all of its rights or obligations under this Agreement without having obtained the prior written consent of the other Party; or

v.

breaches a material provision of this Agreement or a Project Sheet and fails to cure the breach within thirty days’ notice thereof from the non-breaching Party.

b.

Client may terminate this Agreement if Spector breaches any material provision of this Agreement and such breach remains uncured thirty (30) days after Client provides Spector with written notice thereof.

c.

Spector may terminate this Agreement if Client breaches any material provision of this Agreement and such breach remains uncured thirty (30) days after Spector provides Client with written notice thereof.

d.

Client may terminate this Agreement if Spector is not in breach of this Agreement after Client provides Spector with written notice thereof at least sixty (60) days before the effective date of termination.

5.3.

EFFECT OF TERMINATION.

a.

Upon termination of this Agreement for any reason, Client will pay Spector for all work performed and all expenses incurred through the effective termination date.  If the Services are being performed on a fixed fee basis, Client shall pay Spector an amount equal to the number of hours worked (for which Spector has not been previously compensated) multiplied by Spector’s hourly rates in effect as of the termination date.  If the Services are being performed on an hourly basis, Client shall pay Spector for the hours worked at the applicable hourly rate.  In addition, if an applicable SOW specifies an additional charge upon termination, Client will pay such additional charge as applicable.

b.

In addition, upon termination of this Agreement for any reason, Spector’s obligation to provide Services will cease and the other obligations of the parties under this Agreement will cease, except for those obligations that expressly are intended to survive the expiration or termination of this Agreement and the following provisions of this Agreement: Sections 4 - 10.

MASTER SERVICES AGREEMENT

6.

Intellectual Property.

a.

Except as otherwise provided in this Agreement or an applicable SOW, Spector will convey to Client either clear title to all Deliverables that Spector provides or a license to use such Deliverables to the extent the Client does not own the Deliverables outright.  “Deliverables” shall mean and include the items described on the applicable SOW that are to be developed or prepared by Spector and furnished to Client as part of the Services but excluding any items (the “Third Party Deliverables”) that Client purchases or licenses from a party other than Spector and that Spector may modify or implement as part of the Services.

b.

Notwithstanding the foregoing subsection (a), however, Spector will not convey to the Client ownership of any intellectual property rights contained within any Deliverables that (w) are intellectual property rights owned by any third party (“Third Party IP”), (x) are intellectual property rights of Spector that were owned by Spector prior to the performance of Services under this Agreement or developed or obtained by Spector outside the scope of its Services under this Agreement (the “Pre-existing IP”), or (y) consist of ideas, concepts or techniques developed by Spector that represent generic ideas, concepts or techniques that are not specifically related to the business of Client or the subject matter of any particular SOW and are the kind of ideas, concepts or techniques that Spector expects to be able to re-use and re-purpose for the benefit of other clients (“Generic Concepts”).

c.

In connection with any SOW, if Spector reasonably anticipates the need to utilize any Third Party IP, Spector will give the Client notice thereof, or will address the need for such Third Party IP in the SOW.  Thereafter, the Client may either acquire a license to the Third Party IP directly from its owner or another authorized licensor or the Client may acquire a license in the manner provided in the applicable SOW.

d.

To the extent any Deliverables contain or incorporate any “work of authorship” or any other form of intellectual property that is not Third Party IP, Pre-existing IP or a Generic Concept (as applicable, the “Bespoke IP”), subject to the Client’s payment of any fees provided in the applicable SOW, Spector hereby assigns and conveys to Client all of its title and interest in such Bespoke IP and further agrees to execute and deliver any forms of assignment, patent applications or other documents that Client may prepare and reasonably request of Spector in order to clarify or bring Client’s ownership of such Bespoke IP into being.

7.

Confidentiality and Non-Disclosure.

a.

Each Party (as applicable, the “Recipient”) agrees to keep confidential, not disclose to any third party, and not use for any purpose not permitted by this Agreement, any Confidential Information it receives from the other Party (as applicable, the “Discloser”).  “Confidential Information” means, with respect to the Discloser, any information relating to (a) the business, operations, products, systems, or services of the Discloser that are not publicly known, (b) any trade secrets of the Discloser (as that term is defined by applicable law), and (c) any other information or data that is either (i) reduced to writing and marked with the legend “confidential” or “proprietary” or with words of like import or (ii) if communicated orally, is identified by the speak as being “confidential” or “proprietary” or with words of like import (provided, however, that in the case of any such oral disclosure the Discloser shall, within thirty days after such disclosure, provide written confirmation to the Recipient of the confidential nature thereof).

b.

A Recipient shall not be obligated to keep confidential or refrain from using information that (i) is or becomes publicly available by other than a breach of this Agreement; (ii) is known to or in the possession of the Recipient at the time of disclosure; (iii) thereafter becomes known to or comes into possession of the Recipient from a third party that the Recipient reasonably believes is not under any obligation of confidentiality to the Discloser and is lawfully in the possession of such information; (iv) is developed by the Recipient independently of any disclosures previously made by the Discloser to the Recipient; (v) is disclosed by the Recipient in connection with any claim or counterclaim asserted against Recipient in an arbitration or legal proceed (provided, however, that in any such case the Recipient shall give the Discloser prior notice of its intended use of such Confidential Information and will cooperate with Discloser’s efforts to obtain a protective order or other similar assurance of confidential treatment from the court or arbitrator)  or (vi) is required to be disclosed by any law, subpoena or order of a court of competent jurisdiction, administrative agency or governmental body, or other legal process, or by law, rule or regulation, or by applicable regulatory or professional standards. Prior to such compulsory disclosure, however, the Recipient must give reasonable advance notice to the Disclosing Party of such order and an opportunity to object.

c.

Each party shall carry out its respective obligations using the same degree of care that it uses in protecting its own Confidential Information, but at least a reasonable degree of care. Provided that the Recipient has met the foregoing standard of care, the Recipient shall not be liable or responsible for any inadvertent or accidental disclosure of Confidential Information.

d.

Each party agrees that it will not provide any subcontractor or other third party with access to the Confidential Information of the other, unless the subcontractor or third party has agreed to be bound by similar confidentiality and nondisclosure obligations in favor of the Disclosing Party.

MASTER SERVICES AGREEMENT

e.

Upon the expiration or termination of this Agreement, the Recipient shall return to the Disclosing Party or certify in writing that it has destroyed or deleted all Confidential Information.

8.

INSURANCE AND INDEMNIFICATION

8.1.

INSURANCE.  Spector will purchase and maintain insurance policies that are usual and customary for companies of its size and type.  Client will ensure that its local architect of record obtains and maintains for the duration of its engagement insurance policies that are usual and customary for companies providing similar architectural services.

8.2.

MUTUAL INDEMNIFICATION.

Each party (an “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other party and its subcontractors, agents, partners, principals, members, officers and employees  (an “Indemnified Party”) from and against any and all liability, expenses, including reasonable legal fees, and claims for damages to the extent resulting from the Indemnifying Party’s breach of this Agreement or any action or omission of the Indemnifying Party that results in a third party claim against the Indemnified Party alleging that such Indemnified Party has infringed the intellectual property rights of such third party.  If there is also fault on the part of the Indemnified Party, or any entity or individual acting on the Indemnified Party’s behalf, this indemnification obligation shall be on a comparative fault basis.

8.3.

NOTICE REQUIRED.

As a condition to the foregoing indemnity obligations, the Indemnified Party shall provide the Indemnifying Party with prompt notice of any claim for which indemnification shall be sought and shall cooperate, at the Indemnifying Party’s sole cost and expense, in all reasonable respects with the Indemnifying Party in connection with any such claim.  The Indemnifying Party shall be entitled to control how the claim is handled and to defend or settle any such claim, in its sole discretion, with counsel of its own choosing.

8.4.

EXCLUSIONS.

Notwithstanding anything contained in this Agreement to the contrary, no Indemnifying Party shall be obligated to indemnify an Indemnified Party in respect of any claims or damages arising from (with all of the following being “Excluded Causes”): (i) the Indemnified Party’s use of Deliverables or information other than as contemplated by this Agreement; (ii) the Indemnified Party’s failure to use corrections or modifications, within a reasonable time to implement, made available by the Indemnifying Party if such corrections or modifications would have prevented the infringement; (iii) the Indemnified Party’s use of Deliverables in combination with any product or information not owned or developed by the Indemnifying Party if the  Deliverable would not have been infringing without the combination; (iv) the Indemnified Party’s use of any Third Party IP, or (v) information, materials, instructions or specifications not provided by or on behalf of the Indemnifying Party.

8.5.

LIMITATION OF LIABILITY.  Notwithstanding any other provision of this Agreement or the foreseeability of any damages or losses, neither Party shall be liable for any indirect, incidental, special, punitive, or consequential damages, or any loss of profits, revenue, data, or data use in connection with this Agreement or any action or inaction relating hereto

8.6.

LIABILITY CAP.  Notwithstanding any other provision of this Agreement, in no event will Spector be liable to Client, whether for money damages, any claim for indemnification, or any action sounding in breach of contract, breach of warranty, tort or any other cause of action, relating in any manner to this Agreement, the transactions or activities contemplated by this Agreement, or any other matter or circumstance relating to the subject matter of this Agreement, for an amount in excess of the fees actually paid by Client to Spector pursuant to this Agreement during the twelve (12) month period immediately preceding the date on which Spector’s liability is alleged to have arisen.

9.

WARRANTY.

9.1.

SERVICES WARRANTY.  Spector warrants that the Services will be performed in a good and workmanlike manner consistent with applicable industry standards.  This warranty will be in effect for a period of thirty (30) days from the completion of any Services.  As Client’s sole and exclusive remedy and Spector’s entire liability for any breach of the foregoing warranty, Spector will, at its sole option and expense, promptly re-perform any Services that fail to meet this limited warranty or refund to Client the fees paid for the non-conforming Services.

9.2.

WARRANTY EXCLUSIONS.

The warranties provided in this Section will not apply to (i) any Deliverable that is modified by Client or its employees or agents (other than a modification authorized or approved by Spector), (ii) any Deliverable that is damaged after acceptance by Client by any cause other than a failure that results from a breach of warranty by Spector, (iii) any Deliverable that is damaged after acceptance by Client, (iv) any Deliverable that is damaged after acceptance by Client by abuse, misuse, operation other than in accordance with applicable documentation or through Client’s failure to perform routine or required maintenance, or (v) any failure of a Deliverable to be compatible with any other systems or operating environment unless such compatibility was set forth as an applicable requirement in the applicable SOW.

MASTER SERVICES AGREEMENT

9.3.

DISCLAIMER.    Except as expressly set forth in this Section, Spector is providing the Services and the Deliverables “as is” and “with all faults” and without any warranties or representations.  Spector hereby disclaims all implied warranties, including any warranty of fitness for a particular purpose, any warranty of merchantability and any warranty of non-infringement.

10.

GENERAL

10.1.

AMENDMENT. The Agreement may only be amended, supplemented, modified, or canceled by a written instrument signed by both Parties.

10.2.

ASSIGNMENT.  Neither Client nor Spector may assign, sublet, or transfer any rights under or interest (including, but without limitation, monies that are due or may become due) under the Agreement without the written consent of the other, except to the extent that any assignment, subletting, or transfer is mandated by law.  Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under the Agreement.

10.3.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS.  Spector and Client shall comply with all applicable laws or regulations.  The Agreement is based on these requirements as of its Effective Date.  Changes to these requirements after the Effective Date may be the basis for modifications to Client’s responsibilities or to Spector’s Services, times of performance, or compensation.

10.4.

CONSULTANTS.  Spector may utilize and employ any employees or subcontractors Spector deems necessary to assist in the performance or furnishing of the Services. Spector shall not be required to employ any particular employee or subcontractor as a condition to providing Services under this Agreement.

10.5.

CONTROLLING LAW.  This Agreement will be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State.  Any dispute between the Parties that cannot be resolved through mutual agreement may be litigated in any court of competent jurisdiction and each Party hereby submits to the non-exclusive personal jurisdiction of the Supreme Court of New York County, New York and the U.S. District Court for the Southern District of New York in connection with any suit, claim or proceeding arising out of or relating to this Agreement and agrees not to assert any defense based upon the inconvenience of the forum in connection with any suit or proceeding initiated in any such court.

10.6.

ENTIRE AGREEMENT. The Agreement constitutes the entire agreement between Client and Spector and supersedes all prior or contemporaneous written or oral understandings or agreements pertaining to the subject matter of this Agreement.

10.7.

FORCE MAJEURE. Neither party will be deemed to be in breach of this Agreement, or be entitled to damages or credits pursuant to this Agreement, for any failure or delay in performance caused by reasons beyond its control, which may include but are not limited to an act of God, war, civil disturbance, court order, labor dispute, failures or fluctuations in power, heat, internet, light, air conditioning or telecommunications equipment.  Both parties will use reasonable efforts to mitigate the effect of a force majeure event. If such event continues for more than 90 days, either party may cancel unperformed services upon written notice. This Section does not excuse either party’s obligation to take reasonable steps to follow its normal disaster recovery procedures or obligation to pay for services rendered.

10.8.

HEADINGS.  The headings uses in this Agreement are for general reference only and do not have special significance.

10.9.

INDEPENDENT ENTITITES.  The parties are independent entities. Neither party nor any consultant of either party shall be deemed to be an employee, agent, partner, joint venturer or legal representative of the other for any purpose, and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other, solely as a result of this Agreement.

10.10.

NOTICES.  Any notice required under the Agreement shall be made in writing, addressed to the appropriate party at its address on the signature page and given personally, or by registered or certified mail postage prepaid, or by a commercial courier service.  All notices shall be effective upon the date of receipt.

10.11.

SEVERABILITY.  Any provision or part of the Agreement held to be void or unenforceable under any laws or regulations shall be deemed stricken, and all remaining provisions shall continue to be valid and binding upon the Parties, who agree that the Agreement shall be reformed to replace such stricken provision or part thereof with a valid and enforceable provision that comes as close as possible to expressing the intention of the stricken provision.

MASTER SERVICES AGREEMENT

10.12.

SUCCESSORS AND ASSIGNS.  Client and Spector together with their respective partners, successors, executors, administrators and legal representatives are hereby bound to the other party to the Agreement and to the partners, successors, executors, administrators and legal representatives (and said assigns) of such other party, in respect of all covenants, agreements and obligations of the Agreement.

10.13.

THIRD PARTY OBLIGATION.  Nothing contained herein shall create any obligation or contractual relationship with any third party and there are no third party beneficiaries of this Agreement.

10.14.

WAIVER.  Non-enforcement of any provision by either party shall not constitute a waiver of that provision, nor shall it affect the enforceability of that provision or of the remainder of the Agreement.

10.15.

ATTORNEYS’ FEES.  If any legal action or proceeding is brought by Spector to enforce the Agreement, Spector shall be entitled to recover reasonable attorneys’ fees and other costs reasonably incurred in that action or proceeding (including, without limitation, expert witness fees and court costs), in addition to any other relief to which Spector may be entitled.

IN WITNESS WHEREOF the Parties hereto have executed and delivered this Agreement as evidenced by the signatures of their duly authorized signatories whose names and signatures appear below.

	Spector Group II, LLP	Advanced Cannabis Solutions, Inc.

Name:	Marc B. Spector	Robert Frichtel
Signature:	/s/ Marc B. Spector	/s/ Robert Frichtel
Title:	Principal	CEO
Date:	December 18, 2014	December 14, 2014

MASTER SERVICES AGREEMENT

Exhibit A

STATEMENT OF WORK #XX

This Statement of Work (SOW) is agreed upon pursuant to the Master Services Agreement, effective ____________, between Spector (“Spector”) and Advanced Cannabis Solutions, Inc. (“Client”). The specific terms which will apply to this request are described below:

Scope & Services Description

Project Name:	TBD
Project Description:	TBD
Duration of Project:	TBD
Project Schedule:	TBD
Description of Responsibilities:	TBD
Assumptions, including review and revision:	TBD

Primary Contacts

All invoices shall be sent electronically to the following Client contact and email address:

Name:
Email:
Phone:

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS SOW #XX AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

	Client	Spector
Name:
Title:
Address:
Phone:
E-mail:
Date:
Signature:

MASTER SERVICES AGREEMENT

EXHIBIT B

STATEMENT OF WORK #1

This Statement of Work (SOW) is agreed upon pursuant to the Master Services Agreement, effective December 12, 2014, between Spector Group II, LLP (“Spector”) and Advanced Cannabis Solutions, Inc. (“Client”). The specific terms which will apply to this SOW are described below:

Scope & Services Description

Project Name:	East Evans Avenue
Project Description:	Act as design architect for facility to be located at 6565 East Evans Avenue, Denver, Colorado (“Facility”). Work with local architect of record.
Duration of Project:	Spector will deliver designs to Client for approval by January 8, 2015. Construction documents can be completed within 60 days of final design approval. Construction should take 3 to 4 months.
Project Schedule:	Approximately 8 months

Description of Responsibilities:

Spector will prepare concept schematic design documents including site plan, floor plans, and elevations (collectively, “Plans”) for use by the local architect of record for the Facility.

Spector will review the work of the local architect of record to ensure compliance with the Plans and submit suggested revisions and modifications as necessary to bring such work into compliance with the Plans.

The local architect of record will be responsible for design development, construction documents and local construction administrative services.

Assumptions, including review and revision:

Local architect of record and Client will respond promptly as needed to requests for information and completion of tasks.

Compensation and Fees:

a.

Client will issue to Spector fifty thousand (50,000) shares of Client common stock (the “Spector Shares”).  To the extent the Spector Shares are not subject to an effective registration statement on or before March 31, 2015, Spector will have piggy-back registration rights to any other Client registration statement.

b.

Client will issue to Spector a warrant (“Warrant I”) for the purchase of one hundred fifty thousand (150,000) shares of Client common stock at an exercise price equal to Four Dollars Forty Cents ($4.40) per share with such Warrant to be exercisable, in whole or in part, at any time prior to the second anniversary of the grant.  Warrant I will have terms and conditions substantially consistent with those in that certain Warrant A-1 issued October 21, 2014 by Client.

Primary Contacts

All invoices shall be sent electronically to the Client via email.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS SOW #1 AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

	Client	Spector

Signature:	/s/ Robert Frichtel	/s/ Marc B. Spector
Name:	Robert Frichtel	Marc B. Spector
Title:	CEO	Principal
Address:	6565 E. Evans Ave.	Spector Group
Phone:	(719) 748-5603	(516) 365-4240
E-mail:	Robert@advcannabis.com	mbspector@spectorgrp.com